Exhibit 99.1

THE WENDY’S COMPANY REPORTS SECOND QUARTER 2026 RESULTS

New leadership shares initial assessment while formulating comprehensive turnaround plan

Generated revenue of $571 million and global systemwide sales of approximately $3.4 billion

Generated net income of $32.6 million and adjusted EBITDA of $124.1 million

Company withdraws 2026 outlook and announces a reduction in its dividend to support the turnaround

Dublin, Ohio (August 7, 2026) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the second quarter ended June 28, 2026.

Key highlights for the quarter ended June 28, 2026, compared to June 29, 2025:

•	Global systemwide sales decreased 6.5%, driven by an 8.2% decline in the U.S., partially offset by 3.4% growth in international

•	U.S. same-restaurant sales decreased 7.0% and international same-restaurant sales decreased 2.3%

•	Net income was $32.6 million and adjusted EBITDA was $124.1 million

•	Reported diluted earnings per share was $0.17 and adjusted earnings per share was $0.18

•	Net cash provided by operating activities was $160.0 million for the first half of the year and free cash flow was $120.3 million for the first half of the year

“Wendy’s is an iconic brand with exceptional assets. Today we are clearly not performing at our potential. I returned to Wendy’s because I believe we can fix our issues and I am excited to work with our team and our franchisees to drive a strong turnaround,” said Bob Wright, President and Chief Executive Officer of The Wendy’s Company. “Our traffic, our value proposition and franchisee economics are not meeting our expectations. We have already begun taking action across five areas that we’ve identified to drive the turnaround: rebuilding a quality menu at compelling value, marketing that drives demand, operational excellence, a digital experience that builds frequency, and restaurants as an engine for growth. We are updating our capital allocation to provide flexibility to support our turnaround across these actions and fund our plan for growth. Wendy’s quality heritage provides a strong foundation for the turnaround and I am confident we can translate that equity into a proposition that’s relevant to today’s fast-evolving QSR landscape.”

Operational Highlights	2025			2026
Second Quarter	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	(3.3)%	8.7%	(1.8)%	(8.2)%	3.4%	(6.5)%
Same-Restaurant Sales Growth (1) (2)	(3.6)%	1.8%	(2.9)%	(7.0)%	(2.3)%	(6.3)%
Systemwide Sales (In US$ Millions) (2) (3)	$3,131.3	$528.9	$3,660.2	$2,875.8	$546.7	$3,422.5
Restaurant Openings - Total / Net	21 / 9	23 / 17	44 / 26	21 / (81)	27 / 10	48 / (71)
Quarter End Restaurant Count	5,967	1,367	7,334	5,724	1,456	7,180

Year-to-Date	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	(3.0)%	8.8%	(1.4)%	(7.7)%	4.6%	(6.0)%
Same-Restaurant Sales Growth (1) (2)	(3.2)%	2.1%	(2.5)%	(7.4)%	(1.4)%	(6.5)%
Systemwide Sales (In US$ Millions) (2) (3)	$6,047.4	$1,002.1	$7,049.5	$5,578.7	$1,064.7	$6,643.4
Restaurant Openings - Total / Net	49 / 34	69 / 60	118 / 94	44 / (245)	54 / 28	98 / (217)

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Second Quarter				Year-to-Date
	2025	2026	B / (W)		2025	2026	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$560.9	$570.6	1.7%		$1,084.4	$1,111.2	2.5%
Adjusted Revenues (1)	$449.6	$443.2	(1.4)%		$872.7	$875.4	0.3%
U.S. Company-Operated Restaurant Margin	16.2%	13.8%	(240	)bps	15.6%	12.7%	(290	)bps
General and Administrative Expense	$59.5	$66.2	(11.3)%		$127.7	$139.0	(8.8)%
Operating Profit	$104.3	$79.3	(24.0)%		$187.4	$144.2	(23.1)%
Net Income	$55.1	$32.6	(40.8)%		$94.3	$55.3	(41.4)%
Adjusted EBITDA (1)	$146.6	$124.1	(15.4)%		$271.2	$235.4	(13.2)%
Reported Diluted Earnings Per Share	$0.29	$0.17	(41.4)%		$0.48	$0.29	(39.6)%
Adjusted Earnings Per Share (1)	$0.29	$0.18	(37.9)%		$0.49	$0.30	(38.8)%
Cash Flow from Operations					$146.0	$160.0	9.6%
Free Cash Flow (1)					$109.5	$120.3	9.9%

(1)

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of the non-GAAP financial measures included in this release.

Second Quarter Financial Highlights

Systemwide Sales

The decrease in global systemwide sales was primarily driven by lower U.S. same-restaurant sales and a decrease in the number of restaurants in the U.S.

Total Revenues

The increase in total reported revenues resulted primarily from higher advertising funds revenue due to local advertising funds being reallocated to U.S. national advertising and non-recurring vendor incentives, and higher Company-operated restaurant sales reflecting the Company’s acquisition of franchise-operated restaurants during the third quarter of 2025. These were partially offset by lower franchise royalty revenue and franchise rental income.

U.S. Company-Operated Restaurant Margin

The decrease in U.S. Company-operated restaurant margin was primarily due to commodity inflation, a decline in traffic, and labor rate inflation. These were partially offset by an increase in average check and labor efficiencies.

General and Administrative Expense

The increase in general and administrative expense was primarily due to investments in professional services and employee compensation and benefits.

Operating Profit

The decrease in operating profit was primarily due to lower franchise royalty revenue, an increase in general and administrative expense, a decrease in U.S. Company-operated restaurant margin, and lower net franchise fees.

Net Income

The decrease in reported net income was primarily due to a decrease in operating profit and an increase in interest expense, partially offset by lower income taxes.

Adjusted EBITDA

The decrease in adjusted EBITDA was primarily driven by lower franchise royalty revenue, an increase in general and administrative expense, a decrease in U.S. Company-operated restaurant margin, and lower net franchise fees, primarily due to an increase in the provision for doubtful accounts.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share was primarily driven by a decrease in adjusted EBITDA.

Year to Date Free Cash Flow

The increase in free cash flow was driven by a decrease in cash taxes, capital expenditures, and investments associated with the Company’s franchise development fund, partially offset by lower net income adjusted for non-cash items.

Company Declares Quarterly Dividend

The Company announced today a reduction to its dividend to create additional flexibility to invest in initiatives in support of its turnaround. The updated annualized rate is $0.28 per share. The Company announced today the declaration of a quarterly cash dividend payment of $0.07 per share. The dividend is payable on September 15, 2026, to shareholders of record as of September 1, 2026.

Share Repurchases

The Company did not repurchase any shares in the second quarter of 2026 and has not repurchased any shares in the third quarter of 2026 as of the date of this release. As of July 31, approximately $35.0 million remained available under the Company’s existing share repurchase authorization that expires in February 2027.

2026 Outlook

The Company is withdrawing its 2026 financial outlook. The Company’s new leadership is taking the opportunity to fully assess the business opportunities and formulate a comprehensive turnaround plan, including the optimal deployment of capital.

Conference Call and Webcast

The Company will host a conference call today, Friday, August 7, at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials are now available on the Company’s Investor Relations website. The live conference call will be available by telephone at (833) 461-5787 for North American callers and (585) 542-9983 for international callers, both using event ID 791 958 064. A replay of the webcast will be available on the Company’s Investor Relations website.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “annualized,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or volatility or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the impact of social or digital media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) the Company’s ability to successfully implement important strategic initiatives, effectively managing or maintaining growth and market share across its dayparts or executing strategic transactions; (11) the Company’s ability to grow its business through new restaurant development; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants and other restaurant activity; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s and its franchisees’ dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cybersecurity incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and a focus on corporate responsibility issues; (24) risks associated with the availability and cost of insurance, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) risks associated with the Company’s predominantly franchised business model; (26) Trian Fund Management, L.P. and certain of its affiliates filed a Schedule 13D/A with the Securities and Exchange Commission on February 18, 2026 indicating, among other things, that they intend to explore and evaluate the possibility of participating, alone or with third parties, in certain potential transactions with respect to the Company to enhance stockholder value; there can be no assurance that (i) any such potential transactions will occur or result in additional value for the Company’s stockholders or (ii) that the exploration of potential transactions will not have an adverse impact on the Company’s business; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow.

The Company uses adjusted revenue, adjusted EBITDA and adjusted earnings per share as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA and adjusted earnings per share provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and adjusted earnings per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) expenditures related to the Company’s franchise development fund and (iii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Month Periods Ended June 29, 2025 and June 28, 2026

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2025	2026	2025	2026
Revenues:
Sales	$232,853	$240,016	$452,363	$465,513
Franchise royalty revenue	132,233	123,574	253,908	239,764
Franchise fees	24,067	26,197	47,540	57,902
Franchise rental income	60,411	53,363	118,865	112,267
Advertising funds revenue	111,365	127,421	211,725	235,762

	560,929	570,571	1,084,401	1,111,208

Costs and expenses:
Cost of sales	196,521	207,275	384,690	408,324
Franchise support and other costs	17,069	22,566	33,665	44,557
Franchise rental expense	32,630	28,039	63,331	58,215
Advertising funds expense	111,374	127,879	212,902	236,494
General and administrative	59,485	66,161	127,689	139,004
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	36,990	38,061	73,539	78,636
Amortization of cloud computing arrangements	4,056	4,577	8,223	9,339
System optimization gains, net	(387)	(667)	(297)	(2,292)
Reorganization and realignment costs	174	10	(518)	(152)
Impairment of long-lived assets	1,686	3,120	3,107	5,692
Other operating income, net	(2,929)	(5,734)	(9,316)	(10,814)

	456,669	491,287	897,015	967,003

Operating profit	104,260	79,284	187,386	144,205
Interest expense, net	(30,945)	(33,850)	(62,422)	(67,956)
Investment loss, net	—	—	(1,718)	—
Other income, net	2,585	3,133	7,571	6,483

Income before income taxes	75,900	48,567	130,817	82,732
Provision for income taxes	(20,790)	(15,951)	(36,475)	(27,404)

Net income	$55,110	$32,616	$94,342	$55,328

Basic and diluted net income per share	$.29	$.17	$.48	$.29
Number of shares used to calculate basic income per share	191,949	190,426	196,296	190,359

Number of shares used to calculate diluted income per share	192,714	191,212	197,166	191,055

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 28, 2025 and June 28, 2026

(In Thousands Except Par Value)

(Unaudited)

	December 28, 2025	June 28, 2026
ASSETS
Current assets:
Cash and cash equivalents	$300,833	$341,211
Restricted cash	39,207	38,786
Accounts and notes receivable, net	117,333	109,247
Inventories	7,387	7,036
Prepaid expenses and other current assets	55,412	78,922
Advertising funds restricted assets	97,867	102,897

Total current assets	618,039	678,099
Properties	937,795	895,598
Finance lease assets	312,844	319,808
Operating lease assets	642,589	582,630
Goodwill	774,088	773,119
Other intangible assets	1,170,671	1,147,228
Investments	25,227	22,988
Net investment in sales-type and direct financing leases	284,891	276,853
Other assets	190,417	187,893

Total assets	$4,956,561	$4,884,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,750	$29,750
Current portion of finance lease liabilities	26,673	27,538
Current portion of operating lease liabilities	51,119	51,953
Accounts payable	30,450	21,440
Accrued expenses and other current liabilities	116,655	124,713
Advertising funds restricted liabilities	96,454	102,078

Total current liabilities	351,101	357,472
Long-term debt	2,730,502	2,719,239
Long-term finance lease liabilities	646,715	647,637
Long-term operating lease liabilities	660,257	596,408
Deferred income taxes	287,753	289,268
Deferred franchise fees	87,956	81,671
Other liabilities	74,894	72,054

Total liabilities	4,839,178	4,763,749
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 190,324 and 190,639 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,986,150	2,990,095
Retained earnings	435,124	437,099
Common stock held in treasury, at cost; 280,100 and 279,785 shares, respectively	(3,286,965)	(3,283,017)
Accumulated other comprehensive loss	(63,968)	(70,752)

Total stockholders’ equity	117,383	120,467

Total liabilities and stockholders’ equity	$4,956,561	$4,884,216

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Month Periods Ended June 29, 2025 and June 28, 2026

(In Thousands)

(Unaudited)

	Six Months Ended
	2025	2026
Cash flows from operating activities:
Net income	$94,342	$55,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	73,539	78,636
Amortization of cloud computing arrangements	8,223	9,339
Share-based compensation	10,704	8,187
Impairment of long-lived assets	3,107	5,692
Deferred income tax	822	1,375
Non-cash rental expense, net	21,406	25,938
Change in operating lease liabilities	(24,482)	(25,247)
Net receipt of deferred vendor incentives	8,421	9,781
System optimization gains, net	(297)	(2,292)
Distributions received from joint ventures, net of equity in earnings	1,679	1,221
Long-term debt-related activities, net	3,744	3,612
Cloud computing arrangements expenditures	(9,335)	(10,241)
Changes in operating assets and liabilities and other, net	(45,865)	(1,372)

Net cash provided by operating activities	146,008	159,957

Cash flows from investing activities:
Capital expenditures	(39,050)	(31,439)
Franchise development fund	(16,518)	(10,998)
Dispositions	1,355	4,664
Notes receivable, net	1,949	—

Net cash used in investing activities	(52,264)	(37,773)

Cash flows from financing activities:
Proceeds from long-term debt	23,500	17,800
Repayments of long-term debt	(23,125)	(32,675)
Repayments of finance lease liabilities	(10,666)	(12,106)
Repurchases of common stock	(186,516)	(1,922)
Dividends	(76,243)	(53,316)
Proceeds from stock option exercises	1,717	—
Payments related to tax withholding for share-based compensation	(1,354)	(449)

Net cash used in financing activities	(272,687)	(82,668)

Net cash (used in) provided by operations before effect of exchange rate changes on cash	(178,943)	39,516
Effect of exchange rate changes on cash	5,437	(2,408)

Net (decrease) increase in cash, cash equivalents and restricted cash	(173,506)	37,108
Cash, cash equivalents and restricted cash at beginning of period	503,608	357,672

Cash, cash equivalents and restricted cash at end of period	$330,102	$394,780

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Six Month Periods Ended June 29, 2025 and June 28, 2026

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2025	2026	2025	2026
Net income	$55,110	$32,616	$94,342	$55,328
Provision for income taxes	20,790	15,951	36,475	27,404

Income before income taxes	75,900	48,567	130,817	82,732
Other income, net	(2,585)	(3,133)	(7,571)	(6,483)
Investment loss, net	—	—	1,718	—
Interest expense, net	30,945	33,850	62,422	67,956

Operating profit	104,260	79,284	187,386	144,205
Plus (less):
Advertising funds revenue	(111,365)	(127,421)	(211,725)	(235,762)
Advertising funds expense (a)	111,225	127,126	211,441	235,738
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	36,990	38,061	73,539	78,636
Amortization of cloud computing arrangements	4,056	4,577	8,223	9,339
System optimization gains, net	(387)	(667)	(297)	(2,292)
Reorganization and realignment costs	174	10	(518)	(152)
Impairment of long-lived assets	1,686	3,120	3,107	5,692

Adjusted EBITDA	$146,639	$124,090	$271,156	$235,404

Revenues	$560,929	$570,571	$1,084,401	$1,111,208
Less:
Advertising funds revenue	(111,365)	(127,421)	(211,725)	(235,762)

Adjusted revenues	$449,564	$443,150	$872,676	$875,446

(a)

Excludes advertising funds expense of $183 and $342 for the three and six months ended June 29, 2025 related to the Company’s funding of incremental advertising. There was no funding of incremental advertising during the three and six months ended June 28, 2026. In addition, excludes other international-related advertising surplus (deficit) of $34 and $(1,119) for the three and six months ended June 29, 2025, respectively, and $(753) and $(756) for the three and six months ended June 28, 2026, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Six Month Periods Ended June 29, 2025 and June 28, 2026

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2025	2026	2025	2026
Net income	$55,110	$32,616	$94,342	$55,328

Plus (less):
Advertising funds revenue	(111,365)	(127,421)	(211,725)	(235,762)
Advertising funds expense (a)	111,225	127,126	211,441	235,738
System optimization gains, net	(387)	(667)	(297)	(2,292)
Reorganization and realignment costs	174	10	(518)	(152)
Impairment of long-lived assets	1,686	3,120	3,107	5,692

Total adjustments	1,333	2,168	2,008	3,224
Income tax impact on adjustments (b)	(371)	(588)	(580)	(780)

Total adjustments, net of income taxes	962	1,580	1,428	2,444

Adjusted income	$56,072	$34,196	$95,770	$57,772

Diluted earnings per share	$.29	$.17	$.48	$.29
Total adjustments per share, net of income taxes	—	.01	.01	.01

Adjusted earnings per share	$.29	$.18	$.49	$.30

(a)

Excludes advertising funds expense of $183 and $342 for the three and six months ended June 29, 2025 related to the Company’s funding of incremental advertising. There was no funding of incremental advertising during the three and six months ended June 28, 2026. In addition, excludes other international-related advertising surplus (deficit) of $34 and $(1,119) for the three and six months ended June 29, 2025, respectively, and $(753) and $(756) for the three and six months ended June 28, 2026, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Six Month Periods Ended June 29, 2025 and June 28, 2026

(In Thousands)

(Unaudited)

	Six Months Ended
	2025	2026
Net cash provided by operating activities	$146,008	$159,957
Plus (less):
Capital expenditures	(39,050)	(31,439)
Franchise development fund	(16,518)	(10,998)
Advertising funds impact (a)	19,065	2,759

Free cash flow	$109,505	$120,279

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”